FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549


                       FOR REGISTRATION OF CERTAIN CLASSES
                            OF SECURITIES PURSUANT TO
                           SECTION 12(b) or (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                            MISSISSIPPI POWER COMPANY
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             (Exact name of registrant as specified in its charter)


            MISSISSIPPI                                   64-0205820
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(State of incorporation or organization)       (IRS Employer Identification No.)


 2992 West Beach, Gulfport, Mississippi                                  39501
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(Address of principal executive offices)                              (Zip Code)

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities to be registered pursuant to Section 12(b) of the Act:

                                                      Name of each exchange
Title of each class                                   on which each class is
to be so registered                                   to be so registered
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Series E 5 5/8% Senior Notes                          New York Stock Exchange
due May 1, 2033

Securities to be registered pursuant to Section 12(g) of the Act:


                                     -None-


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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 1.      Description of Registrant's Securities to be Registered.

             This Registration Statement relates to the $90,000,000 principal amount (3,600,000 securities) of Series E 5 5/8% Senior Notes due May 1, 2033 (the "Series E Senior Notes") of Mississippi Power Company (the "Company "). A description of the Series E Senior Notes is contained in the Registration Statement on Form S-3, as amended, of the Company, Mississippi Power Capital Trust II and Mississippi Power Capital Trust III, Registration Nos. Registration Nos. 333-45069, 333-45069-01 and 333-45069-02, filed pursuant to the Securities
Act of 1933, as amended (the "Securities Act"). Such description is incorporated herein by this reference. A description of the Series E Senior Notes also will be included in a prospectus supplement subsequently filed by the Company pursuant to Rule 424(b) under the Securities Act. Such prospectus supplement shall be deemed to be incorporated by reference herein.


Item 2.       Exhibits.

Exhibit Number

            1    -- Registration Statement on Form S-3, as amended, filed by the Company, Mississippi Power Capital Trust II and Mississippi Power Capital Trust III (Registration Nos. 333-45069, 333-45069-01 and 333-45069-02) (incorporated herein by reference).

            4(a) -- Senior Note Indenture dated as of May 1, 1998 between
                    Mississippi Power and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company), as Trustee. (designated in Form 8-K dated May 14, 1998, File No. 0-6849, as Exhibit 4.1 and incorporated herein by reference).


           Exhibits heretofore filed with the Securities and Exchange Commission and designated as set forth above are hereby incorporated herein by reference and made a part hereof with the same effect as if filed herewith.



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                                      - 2 -


                                    SIGNATURE

           Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


Dated:     April 24, 2003                            MISSISSIPPI POWER COMPANY



                                                     By /s/Wayne Boston
                                                         Wayne Boston
                                                    Assistant Secretary